EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR SECOND-QUARTER 2025

Dallas – July 29, 2025 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the second quarter ended June 30, 2025.

Key Highlights:

•GAAP EPS up 71% to $0.72; Core EPS up 47% to $1.19
•Revenue up 16% to $9.8 billion
•Resilient Businesses(1) revenue up 17% to $8.1 billion; Transactional Businesses(1) revenue up 15% to nearly $1.7 billion
•GAAP net income up 65% to $215 million; Core EBITDA up 30% to $658 million
•$1.4 billion net cash flow from operations and nearly $1.3 billion free cash flow, both on a trailing 12-month basis
•Liquidity increased by $1.2 billion during the quarter to $4.7 billion
•2025 Core EPS outlook increased to $6.10 to $6.20 from $5.80 to $6.10 previously, reflecting better than 20% growth at the midpoint of the range. This forecast is based on constant currency and would increase by at least $0.10 based on today’s forward FX curves.

“The strong momentum we exhibited to start the year continued in the second quarter. Despite uncertainty in the macro environment, occupier and investor clients largely proceeded with executing their plans,” said Bob Sulentic, CBRE’s chair and chief executive officer. “Resilient revenue rose 17%, surpassing the 15% growth rate for transactional businesses. Resilient revenue growing faster than transactional revenue during a market recovery attests to the progress we’ve made with our resilient businesses.”

“In light of our outperformance in the year’s first half and the pipelines across our business,” Sulentic continued, “we have increased our earnings outlook for the year and expect to set a new peak just two years after the 2023 trough in the commercial real estate downturn. We anticipate this outcome even though capital markets activity remains well below prior peak levels.”

CBRE Press Release
July 29, 2025

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change
	Q2 2025	Q2 2024	USD	LC (2)
Operating Results
Revenue	$9,754	$8,391	16.2%	15.1%
Adjusted net revenue (3)	5,668	4,971	14.0%	12.9%
GAAP net income	215	130	65.4%	63.1%
GAAP EPS	0.72	0.42	71.4%	69.0%
Core adjusted net income (4)	358	248	44.4%	42.7%
Core EBITDA (5)	658	505	30.3%	28.9%
Core EPS (4)	1.19	0.81	46.9%	45.7%

Cash Flow Results
Cash flow provided by operations	$57	$287	(80.1)%
Gain on disposition of real estate sales	19	—	NM
Less: Capital expenditures	74	67	10.4%
Free cash flow (6)	$2	$220	(99.1)%

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2025	Q2 2024	USD		LC
Revenue	$1,996	$1,744	14.4%		13.8%
Adjusted net revenue	1,983	1,732	14.5%		13.8%
Segment operating profit (7)	380	287	32.4%		31.3%
Segment operating profit on revenue margin (8)	19.0%	16.5%	2.5	pts	2.6	pts
Segment operating profit on adjusted net revenue margin (8)	19.2%	16.6%	2.6	pts	2.6	pts

Note: all percent changes cited are vs. second-quarter 2024, except where noted.

Leasing
•Global leasing revenue increased 14% (13% local currency), in line with expectations, reaching the highest level for any second quarter in company history.
•The United States saw leasing revenue rise 14% overall, led by office and industrial.
•Europe, the Middle East & Africa (EMEA) set the pace with leasing revenue growth of 18% (13% local currency), driven by the United Kingdom and Germany, while Asia Pacific (APAC) leasing revenue rose 12% (11% local currency), paced by India and Japan.

CBRE Press Release
July 29, 2025

Capital Markets
•Global property sales revenue rose 20% (19% local currency), exceeding expectations.
•Growth was strong around the world. The United States registered 25% growth, with notable strength in data centers, office and retail. APAC grew by 24% (21% local currency) and EMEA by 19% (13% local currency).
•Mortgage origination revenue rose 44% (same local currency), reflecting particularly strong lending by government agencies as well as debt funds and CMBS lenders.

Other Advisory Business Lines
•Loan servicing revenue ticked up 1% (same local currency). The servicing portfolio totaled $443 billion, up 1% for the quarter and 4% over the past year.
•Valuations revenue increased 7% (5% local currency), with the United States showing the strongest growth.

Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2025	Q2 2024	USD		LC
Revenue	$5,764	$4,855	18.7%		17.5%
Adjusted net revenue	2,630	2,228	18.0%		16.9%
Segment operating profit	261	213	22.5%		21.1%
Segment operating profit on revenue margin	4.5%	4.4%	0.1	pts	0.1	pts
Segment operating profit on adjusted net revenue margin	9.9%	9.6%	0.3	pts	0.3	pts

Note: all percent changes cited are vs. second-quarter 2024, except where noted.

•Facilities management revenue increased 17% (16% local currency) with strong growth across the Enterprise and Local businesses. In Enterprise, growth was led by data center hyperscalers as well as the technology, healthcare and industrial sectors. The Local business continued to expand its foothold in the United States while increasing its business base in the United Kingdom, its largest market.
•Property management revenue rose 30% (same local currency). Contributions from Industrious, the flexible workplace operator acquired in early January 2025, enhanced the growth rate.

CBRE Press Release
July 29, 2025

Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q2 2025	Q2 2024	USD		LC
Revenue	$1,786	$1,563	14.3%		12.9%
Adjusted net revenue (9)	847	782	8.3%		6.6%
Segment operating profit	121	102	18.6%		17.6%
Segment operating profit on revenue margin	6.8%	6.5%	0.3	pts	0.3	pts
Segment operating profit on adjusted net revenue margin	14.3%	13.0%	1.3	pts	1.4	pts

Note: all percent changes cited are vs. second-quarter 2024, except where noted.

•Project management revenue rose 14% (13% local currency), with broad-based growth globally.
•Turner & Townsend’s legacy business delivered mid-teens revenue increases across most regions, with notable growth in its largest geography—the United Kingdom.
•Revenue rose by low double digits in the legacy CBRE Project Management business.
Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q2 2025	Q2 2024	USD	LC
Revenue	$215	$232	(7.3)%	(9.1)%
Segment operating profit	25	10	150.0%	140.0%

Note: all percent changes cited are vs. second-quarter 2024, except where noted.

Investment Management
•Revenue fell 3% (5% local currency) to $144 million. Recurring asset management fees rose 5% (3% local currency). The overall revenue decline reflected the absence of significant carried interest in the current quarter versus the year-ago period.
•Investment Management operating profit(10) totaled $31 million versus $39 million in last year’s second quarter, driven by the lower carried interest.
•Assets Under Management (AUM) totaled $155.3 billion, up $6.2 billion from first-quarter 2025, mainly driven by favorable foreign currency movement.

Real Estate Development
•Global development swung to an operating profit(10) of $3 million from a $26 million operating loss in last year’s second quarter.
•The portfolio of in-process projects and pipeline stood at $31.7 billion, up $0.6 billion for the quarter.

CBRE Press Release
July 29, 2025

Core Corporate Segment
•Core corporate operating loss increased by approximately $22 million.

Capital Allocation Overview
•Free Cash Flow – Free cash flow totaled $2 million during the second quarter of 2025. This reflected cash provided by operating activities of $57 million and gains on sale of real estate of $19 million, adjusted for total capital expenditures of $74 million. On a trailing 12-month basis, free cash flow totaled nearly $1.3 billion.
•Stock Repurchase Program – The company has repurchased approximately 5.2 million shares for $663 million ($127.82 average price per share) since year-end 2024. There was approximately $5.2 billion of capacity remaining under the company’s authorized stock repurchase program as of June 30, 2025.
•Acquisitions and Investments – The company did not make any material acquisitions during the second quarter of 2025.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(11) to trailing twelve-month core EBITDA) was 1.47x as of June 30, 2025, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
June 30, 2025
Total debt	$5,773
Less: Cash and cash equivalents	1,395
Net debt (11)	$4,378

Divided by: Trailing twelve-month Core EBITDA	$2,972

Net leverage ratio	1.47x

•Liquidity – At the end of the second quarter, the company had approximately $4.7 billion of total liquidity, consisting of $1.4 billion in cash, plus the ability to borrow an aggregate of approximately $3.3 billion under its revolving credit facilities and commercial paper program. Total liquidity increased from approximately $3.5 billion at the end of the first quarter, reflecting new financing activity completed during the second quarter.

Conference Call Details
The company’s second quarter earnings webcast and conference call will be held today, Tuesday, July 29, 2025 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.

CBRE Press Release
July 29, 2025

Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on July 29, 2025. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13754375#. A transcript of the call will be available on the company's Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2024 revenue). The company has more than 140,000 employees (including Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage serving, valuations); Building Operations & Experience (facilities management, property management, flex space & experience); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic and commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern

CBRE Press Release
July 29, 2025

Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024, our latest quarterly report on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “adjusted net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on adjusted net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.
Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient businesses include facilities management, project management, loan servicing, valuations, other portfolio services, property management and recurring investment management fees. Transactional businesses include property sales, leasing, mortgage origination, carry interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Adjusted net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash amortization expense related to intangible assets and impairment charges of goodwill attributable to acquisitions, costs incurred related to legal entity restructuring, carried interest incentive compensation expense to align with the timing of associated revenue, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, charges and interest expense related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, and costs associated with business and finance transformation, efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments.

CBRE Press Release
July 29, 2025

(5)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to carried interest incentive compensation expense to align with the timing of associated revenue, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, costs associated with business and finance transformation, efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, and charges related to indirect tax audits and settlements. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense to align with the timing of associated revenue, integration and other costs related to acquisitions, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, and charges related to indirect tax audits and settlement.
(8)Segment operating profit on revenue and adjusted net revenue margins represent segment operating profit divided by revenue and adjusted net revenue, respectively.
(9)In second-quarter 2024, a small portion of facilities management adjusted net revenue was mischaracterized as project management, resulting in understated project management adjusted net revenue growth in second-quarter 2025.
(10)Represents line of business profitability/losses, as adjusted.
(11)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.

CBRE Press Release
July 29, 2025

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Adjusted net revenue	$5,668	$4,971	$10,780	$9,415
Pass-through costs also recognized as revenue	4,086	3,420	7,883	6,911
Total revenue	9,754	8,391	18,663	16,326

Costs and expenses:
Cost of revenue	7,942	6,793	15,207	13,268
Operating, administrative and other	1,275	1,191	2,467	2,302
Depreciation and amortization	182	161	359	319
Total costs and expenses	9,399	8,145	18,033	15,889

Gain on disposition of real estate	19	—	19	13

Operating income	374	246	649	450

Equity loss from unconsolidated subsidiaries	(18)	(15)	(2)	(73)
Other income	5	6	7	15
Interest expense, net of interest income	59	63	108	99
Write-off of financing costs on extinguished debt	2	—	2	—
Income before provision for income taxes	300	174	544	293
Provision for income taxes	61	32	113	3
Net income	239	142	431	290
Less: Net income attributable to non-controlling interests	24	12	53	34
Net income attributable to CBRE Group, Inc.	$215	$130	$378	$256

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.72	$0.42	$1.26	$0.84
Weighted average shares outstanding for basic income per share	297,950,927	306,745,116	299,113,472	306,276,871

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.72	$0.42	$1.25	$0.83
Weighted average shares outstanding for diluted income per share	300,008,422	308,035,211	301,455,253	308,269,040

Core EBITDA	$658	$505	$1,198	$930

CBRE Press Release
July 29, 2025

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2025
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2025
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Adjusted net revenue	$1,983	$2,630	$847	$215	$(7)	$5,668	$—	$5,668
Pass-through costs also recognized as revenue	13	3,134	939	—	—	4,086	—	4,086
Total revenue	1,996	5,764	1,786	215	(7)	9,754	—	9,754

Costs and expenses:
Cost of revenue	1,164	5,192	1,545	36	5	7,942	—	7,942
Operating, administrative and other	455	339	122	182	177	1,275	—	1,275
Depreciation and amortization	67	61	26	3	25	182	—	182
Total costs and expenses	1,686	5,592	1,693	221	207	9,399	—	9,399

Gain on disposition of real estate	—	—	—	19	—	19	—	19

Operating income (loss)	310	172	93	13	(214)	374	—	374

Equity (loss) income from unconsolidated subsidiaries	(1)	(16)	—	(3)	—	(20)	2	(18)
Other income	2	3	—	—	—	5	—	5
Add-back: Depreciation and amortization	67	61	26	3	25	182	—	182
Adjustments:
Integration and other costs related to acquisitions	—	41	2	—	32	75	—	75
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	3	—	3	—	3
Net results related to the wind-down of certain businesses	—	—	—	9	—	9	—	9
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	—	—	—	—	2	—	2
Business and finance transformation	—	—	—	—	28	28	—	28

Total segment operating profit (loss)	$380	$261	$121	$25	$(129)		$2	$660

Core EBITDA						$658
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
July 29, 2025

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED JUNE 30, 2024
(in millions, totals may not add due to rounding)
(Unaudited)

	Three Months Ended June 30, 2024

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Adjusted net revenue	$1,732	$2,228	$782	$232	$(3)	$4,971	$—	$4,971
Pass-through costs also recognized as revenue	12	2,627	781	—	—	3,420	—	3,420
Total revenue	1,744	4,855	1,563	232	(3)	8,391	—	8,391

Costs and expenses:
Cost of revenue	1,016	4,375	1,345	57	—	6,793	—	6,793
Operating, administrative and other	440	314	115	169	153	1,191	—	1,191
Depreciation and amortization	60	56	28	3	14	161	—	161
Total costs and expenses	1,516	4,745	1,488	229	167	8,145	—	8,145

Operating income (loss)	228	110	75	3	(170)	246	—	246

Equity income (loss) from unconsolidated subsidiaries	—	3	—	4	—	7	(22)	(15)
Other (loss) income	(1)	1	(1)	(1)	(1)	(3)	9	6
Add-back: Depreciation and amortization	60	56	28	3	14	161	—	161
Adjustments:
Integration and other costs related to acquisitions	—	13	—	—	—	13	—	13
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	1	—	1	—	1
Charges related to indirect tax audits and settlements	—	—	—	—	13	13	—	13
Costs associated with efficiency and cost-reduction initiatives	—	30	—	—	37	67	—	67

Total segment operating profit (loss)	$287	$213	$102	$10	$(107)		$(13)	$492

Core EBITDA						$505
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
July 29, 2025

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,395	$1,114
Restricted cash	137	107
Receivables, net	7,319	7,005
Warehouse receivables (1)	1,448	561
Contract assets	382	400
Prepaid expenses	420	332
Income taxes receivable	306	130
Other current assets	553	321
Total Current Assets	11,960	9,970
Property and equipment, net	972	914
Goodwill	6,410	5,621
Other intangible assets, net	2,485	2,298
Operating lease assets	1,986	1,198
Investments in unconsolidated subsidiaries	858	1,295
Non-current contract assets	103	89
Real estate under development	365	505
Non-current income taxes receivable	89	75
Deferred tax assets, net	656	538
Other assets	1,809	1,880
Total Assets	$27,693	$24,383
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,112	$4,102
Compensation and employee benefits payable	1,405	1,419
Accrued bonus and profit sharing	1,029	1,695
Operating lease liabilities	282	200
Contract liabilities	420	375
Income taxes payable	145	209
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	1,432	552
Revolving credit facilities	—	132
Other short-term borrowings	1,362	222
Current maturities of long-term debt	71	36
Other current liabilities	365	345
Total Current Liabilities	10,623	9,287
Long-term debt, net of current maturities	4,340	3,245
Non-current operating lease liabilities	2,053	1,307
Non-current tax liabilities	175	160
Deferred tax liabilities, net	258	247
Other liabilities	1,251	945
Total Liabilities	18,700	15,191
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	408	—
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,393	9,567
Accumulated other comprehensive loss	(1,143)	(1,159)
Total CBRE Group, Inc. Stockholders’ Equity	8,253	8,411
Non-controlling interests	332	781
Total Equity	8,585	9,192
Total Liabilities and Equity	$27,693	$24,383
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
July 29, 2025

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$431	$290
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	359	319
Amortization of other assets	103	92
Net non-cash mortgage servicing rights and premiums on loan sales	(74)	(60)
Deferred income taxes	(3)	(70)
Stock-based compensation expense	63	69
Equity loss from investments	2	73
Other non-cash adjustments	4	(4)
Changes in:
Sale of mortgage loans	5,776	4,129
Origination of mortgage loans	(6,646)	(4,408)
Warehouse lines of credit	880	295
Receivables, prepaid expenses and other assets	(167)	75
Accounts payable, accrued liabilities and other liabilities	(176)	(64)
Accrued compensation expenses	(787)	(788)
Income taxes, net	(254)	(153)
Net cash used in operating activities	(489)	(205)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(138)	(135)
Payments for business acquired, net of cash acquired	(311)	(1,051)
Capital contributions related to investments	(85)	(73)
Acquisition and development of real estate assets	(134)	(136)
Other investing activities, net	201	88
Net cash used in investing activities	(467)	(1,307)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	2,505
Repayment of revolving credit facility	(132)	(1,565)
Proceeds from commercial paper, net	1,182	—
Proceeds from long-term debt	1,674	495
Repayment of long-term debt	(636)	—
Repurchase of common stock	(680)	(47)
Other financing activities, net	(248)	(146)
Net cash provided by financing activities	1,160	1,242
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	107	(68)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	311	(338)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	1,221	1,371
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,532	$1,033
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$226	$170
Income tax payments, net	$351	$244
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$27	$15

CBRE Press Release
July 29, 2025

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Adjusted net revenue
(ii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(iii)Core EBITDA
(iv)Core EPS
(v)Business line operating profit/loss
(vi)Segment operating profit on revenue and adjusted net revenue margins
(vii)Net debt
(viii)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to adjusted net revenue, adjusted net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business. We re-named this metric as adjusted net revenue to emphasize it is a non-GAAP measure.
With respect to core EBITDA, core EPS, core adjusted net income, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
July 29, 2025

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$215	$130	$378	$256

Adjustments:
Non-cash amortization expense related to intangible assets and impairment charges of goodwill attributable to acquisitions	57	47	114	87
Interest expense related to indirect tax audits and settlements	3	8	3	8
Write-off of financing costs on extinguished debt	2	—	2	—
Impact of adjustments on non-controlling interest	1	(6)	—	(6)
Integration and other costs related to acquisitions	75	13	144	8
Carried interest incentive compensation expense to align with the timing of associated revenue	3	1	7	15
Charges related to indirect tax audits and settlements	—	13	(1)	13
Net results related to the wind-down of certain businesses	9	—	14	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	—	2	—
Business and finance transformation	28	—	28	—
Costs associated with efficiency and cost-reduction initiatives	—	67	13	97
Costs incurred related to legal entity restructuring	—	—	—	2
Net fair value adjustments on strategic non-core investments	(2)	13	(22)	84
Tax impact of adjusted items and strategic non-core investments	(35)	(38)	(64)	(75)
Core net income attributable to CBRE Group, Inc., as adjusted	$358	$248	$618	$489

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.19	$0.81	$2.05	$1.59

Weighted average shares outstanding for diluted income per share	300,008,422	308,035,211	301,455,253	308,269,040

CBRE Press Release
July 29, 2025

Core EBITDA is calculated as follows (in millions, totals may not add due to rounding):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income attributable to CBRE Group, Inc.	$215	$130	$378	$256
Net income attributable to non-controlling interests	24	12	53	34
Net income	239	142	431	290

Adjustments:
Depreciation and amortization	182	161	359	319
Interest expense, net of interest income	59	63	108	99
Write-off of financing costs on extinguished debt	2	—	2	—
Provision for income taxes	61	32	113	3
Integration and other costs related to acquisitions	75	13	144	8
Carried interest incentive compensation expense to align with the timing of associated revenue	3	1	7	15
Charges related to indirect tax audits and settlements	—	13	(1)	13
Net results related to the wind-down of certain businesses	9	—	14	—
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	—	2	—
Business and finance transformation	28	—	28	—
Costs associated with efficiency and cost-reduction initiatives	—	67	13	97
Costs incurred related to legal entity restructuring	—	—	—	2
Net fair value adjustments on strategic non-core investments	(2)	13	(22)	84
Core EBITDA	$658	$505	$1,198	$930

Core EBITDA for the trailing twelve months ended June 30, 2025 is calculated as follows (in millions):

Trailing Twelve Months Ended June 30, 2025

Net income attributable to CBRE Group, Inc.	$1,090
Net income attributable to non-controlling interests	86
Net income	1,176

Adjustments:
Depreciation and amortization	714
Interest expense, net of interest income	226
Write-off of financing costs on extinguished debt	2
Provision for income taxes	292
Integration and other costs related to acquisitions	228
Carried interest incentive compensation reversal to align with the timing of associated revenue	(1)
Charges related to indirect tax audits and settlements	61
Net results related to the wind-down of certain businesses	15
Impact of fair value non-cash adjustments related to unconsolidated equity investments	11
Business and finance transformation	28
Costs associated with efficiency and cost-reduction initiatives	176
Provision associated with Telford’s fire safety remediation efforts	33
Net fair value adjustments on strategic non-core investments	11

Core EBITDA	$2,972

CBRE Press Release
July 29, 2025

Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended June 30,
Real Estate Investments	2025	2024
Investment management operating profit	$31	$39
Global real estate development operating profit (loss)	3	(26)
Segment overhead (and related adjustments)	(9)	(3)
Real estate investments segment operating profit	$25	$10
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended June 30, 2025 (in millions):

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Trailing twelve months
Cash Flow Results
Cash flow provided by (used in) operations	$573	$1,340	$(546)	$57	$1,424
(Losses) gains on disposition of real estate sales	(1)	130	—	19	148
Less: Capital expenditures	79	93	64	74	310
Free cash flow	$493	$1,377	$(610)	$2	$1,262